UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ◻
Filed by a party other than the registrant ◻

Check the appropriate box:

◻	Preliminary proxy statement

◻	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

◻	Definitive proxy statement.

☑	Definitive additional materials.

◻	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust II
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

	☒	No fee required.

	◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:
◻	Fee paid previously with materials.

◻	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:
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3)	Filing Party:

4)	Date Filed:

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Dear Valued Shareholder:

We need your proxy vote before July 25th. Convenient voting options are below. Please exercise your right to vote now.

By now you likely have received a package or e-mails containing information related to the special meeting of shareholders of the Longboard Managed Futures Strategy Fund and Longboard Alternative Growth Fund (the “Funds”), each a series of Northern lights Fund Trust II (the “Trust”), scheduled for July 25, 2018. On the meeting agenda is an important matter related to the operation of the Funds. After careful consideration, the Trust’s Board of Trustees has unanimously recommended that shareholders vote “FOR” the proposal listed in both the proxy statement and on the enclosed copy of your proxy card.

In order to conduct this important business for your Fund, we need your proxy vote.

Responses thus far have been overwhelmingly favorable; however, we need your vote to secure the required quorum. Please help us by taking a moment to cast a vote for your shares today.

More information regarding this special meeting and the proposal can be found in the proxy statement. If you would like another copy of the proxy statement or have proxy-related questions, please call 1-877-283-0320 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Here are four convenient methods for voting your proxy:

1.	Vote by Phone. Call one of our proxy specialists toll-free at 1-877-283-0320, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

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4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

If convenient for you, please utilize one of the first three options above to insure that your response is received in time for the special meeting on July 25th.

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